EXHIBIT 3.1

State Seal	ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY- DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	BELLA COSTA DESIGNS INC.

2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: INCORP SERVICES, INC.
Name

	Noncommercial Registered Agent	OR	Office or Position with Entity
	(name and address below)		(name and address below)

	Name of Noncommercial Registered Agent	OR	Name of Title of Office or Other Position with Entity

Nevada
	Street Address	City	Zip Code

Nevada
	Mailing Address (if different from street address)	City	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value:	75000000	Par value per share:	$ 0.0010	Number of shares without par value:	0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1)   NELSON PEREZ

       Name

2360 CORPORATE CIRCLE                       HENDERSON                    NV         89074-7739

Street Address                                                                         City                                           State          Zip Code

2)  _______________________________________________________________________

       Name

_________________________________   _____________________   _______   _________

Street Address                                                                         City                                           State           Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: ANY LEGAL PURPOSE	6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the Information contained herein Is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

INCORP SERVICES, INC.                                        X   INCORP SERVICES, INC.

Name                                                                                      Incorporator Signature

2360 CORPORATE CIRCLE – SUITE 400    HENDERSON             NV            89074-7739

Street Address                                                                        City                       State             Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X /s/ INCORP SERVICES, INC. 09/15/2014 Authorized Signature of Registered Agent or On Behalf or Registered Agent Entity Date

This form must be accompanied by appropriate fees	Nevada Secretary of State NRS 78 Articles Revised: 11-13-13